Exhibit 99.2

For Immediate Release

Contact:

Fuse Medical, Inc.

Attention: Devon Peddie, Investor Relations Analyst

1565 North Central Expressway, Suite 220

Richardson, Texas 75080

Office (469) 862-3030

Facsimile (469) 862-3035

info@Fusemedical.com

FUSE MEDICAL, INC.

Fuse Medical, Inc. Completes Acquisition of Maxim Surgical

RICHARDSON, TX, August 2, 2018 /Businesswire/ — Fuse Medical, Inc. (OTC: FZMD) (“Fuse” or the “Company”), announced the completion of the acquisition of Palm Springs Partners, LLC d/b/a Maxim Surgical (“Maxim”), a manufacturing company in the spinal fusion device market and full-service medical device and distribution company (the “Acquisition”). The effective date of Acquisition was August 1, 2018.

Formed in April 2011, Maxim designs and manufactures its own spinal interbody spacers and distributes a wide variety of spine, sports medicine, and biologics product lines. Inclusive in the Maxim portfolio of spinal implant products is the Maxim Surgical X-Treme Interbody Fusion System that previously received 510(k) clearance from the U.S. Food & Drug Administration (“FDA”). Maxim’s long-term strategy is to bring more innovative spinal implant products to market for retail and wholesale distribution.

Management Commentary on Acquisition

Christopher C. Reeg, Chief Executive Officer of Fuse said, “We are very excited that Maxim has become part of the Fuse family. Maxim’s portfolio of products bolsters our strategy of expanding Fuse into medical device design and manufacturing.”

“We believe that integrating Maxim with our operations will enhance Fuse’s earnings immediately and allow us to be even better positioned to meet our customers’ needs,” added Mr. Reeg.

1565 North Central Expressway, Suite 220, Richardson, Texas 75080

(469) 862-3030 Office • Facsimile (469) 862-3035

For Immediate Release

About Fuse Medical, Inc.

Fuse provides a broad portfolio of orthopedic implants including internal and external fixation products; upper and lower extremity plating; total joint reconstruction; soft tissue fixation and augmentation for sports medicine procedures; full spinal implants for trauma, degenerative disc disease, and deformity indications. Our biologics offerings include human allografts, substitute bone materials, and tendons, as well as, regenerative tissues and fluids to augment orthopedic surgeries. For more information about Fuse, please visit:www.fusemedical.com.

About Maxim Surgical

Maxim Surgical, based in Richardson, Texas, is a privately-held medical device manufacturing company which is focused on the development of innovative solutions for the spinal fusion device market. Founded in 2011, the company’s primary mission is to provide surgeons and their patients with high-quality medical implants with a value approach. Maxim has close partnerships with key industry leaders and a world-class development team to manufacture cutting-edge implant products at a cost savings for the surgical spinal fusion market. Learn more at www.maximsurgical.com.

Forward Looking Statements

Certain statements in this press release, including those related to an anticipated purchase of all of the outstanding membership units and plans for the consolidated company, constitute “forward-looking statements” within the meaning of the federal securities laws. Words such as “may,” “might,” “will,” “should,” “believe,” “expect,” “anticipate,” “estimate,” “continue,” “predict,” “forecast,” “project,” “plan,” “intend,” or similar expressions or statements regarding intent, belief, or current expectations, are forward-looking statements. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based only on information available to the Company as of the date of this release. These forward-looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties, including, without limitation, those set forth in the Company’s filings with the Securities and Exchange Commission; the failure of the Company to close the transaction; and integration issues with the consolidated company. Thus, actual results could be materially different. The Company expressly disclaims any obligation to update or alter statements whether as a result of new information, future events, or otherwise, except as required by law.

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